                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                                       Investor Contact:  Kristen Sheppard, Esq.
                                                          Investor Relations

                                                Investor-relations@enterasys.com

                                          Media Contact:  Drew Miale
                                                          Press Relations
                                                          (978- 684-1201)
                                                     dmiale@enterasys.com

        ENTERASYS NETWORKS REPORTS FIRST QUARTER FISCAL YEAR 2003 RESULTS

               REVENUE CONSISTENT WITH PREVIOUS GUIDANCE; COMPANY
                    DRIVES IMPROVEMENTS ACROSS ORGANIZATION:

-    IMPROVES GROSS MARGIN TO 50.7%
-    REDUCES OPERATING EXPENSES BY 12.7% SEQUENTIALLY, AND 29.6% YEAR OVER YEAR

ANDOVER, MA- APRIL 24, 2003-- -- Enterasys Networks Inc. (NYSE: ETS), a leading provider of Business-Driven Networks(TM) for enterprise customers, today announced financial results for its first fiscal quarter ended March 29, 2003. Consistent with the Company's previous guidance, net revenue for the first quarter of fiscal 2003 was $104.5 million. This compares with net revenue $121.2 million for the fourth quarter of fiscal 2002 and net revenue of $120.8 million for the first quarter of fiscal 2002. The Company narrowed its net loss available to common shareholders for the first quarter of fiscal 2003 to $14.5 million, or $0.07 per share, compared with a net loss of $30.6 million, or $0.15 per share for the fourth quarter of fiscal 2002, and a net loss of $13.7 million, or $0.07 per share, for the first quarter of fiscal 2002. The fourth and first quarters of fiscal 2002 included net tax benefits of $9.1 million and $61.0 million, respectively.

As of March 29, 2003, the Company had $236.6 million of cash and marketable securities on hand, including $24.6 million of restricted cash. The balance at March 29, 2003, reflects the Company's March 3, 2003 net redemption of all previously outstanding Series D&E preferred shares for $97.1 million in cash, and the Company's collection of approximately $25.5 million of net tax refunds during the first quarter. The Company generated $15.7 million of cash from its first quarter operating activities.

The Company's gross margin for the first quarter continued to improve to 50.7%, compared to a gross margin of 34.9% for the fourth quarter of fiscal 2002, and a gross margin of 40.0% for the first quarter of fiscal 2002. The sequential gross margin improvement in the first quarter resulted primarily from a lower provision for excess and obsolete inventory in the first quarter of fiscal 2003 versus the fourth quarter of fiscal 2002. In addition, the Company saw an improvement in product gross margin.

Total operating expenses for the first quarter declined 12.7% to $66.4 million, compared to $76.1 million in the fourth quarter of fiscal 2002, and $94.4 million in the first quarter of fiscal 2002.

"While first quarter revenue declined from prior periods and continues to reflect the impact of a challenging economy, our overall results for the quarter show solid improvement across our operations," stated William K. O'Brien, Chief Executive Officer of Enterasys Networks. "We are encouraged by our progress to date in serving our installed base of customers well, driving further operational improvements, and, importantly, we have recently begun making strategic incursions into new customer accounts and channel partners. In addition, we believe our new N-Series of advanced layer 3 switches will enhance our competitive position and further strengthen our strategic relationships with customers and key partners."

The Company noted that sales in the first quarter were impacted by a decrease in purchasing levels among customers due to challenging economic conditions, seasonality, and the Company's current product transition. The decline also reflects a decrease in the Company's service revenue associated with lower maintenance contract renewal rates, and shipment delays by stocking distributors in the final days of the quarter.

While the Company did not provide guidance for the remainder of fiscal 2003, management stated that it has not changed its full year goals of achieving modest revenue growth, market share gains, sustainable positive operating cash flow, and profitability by the end of 2003.

"We remain optimistic about our business prospects, but cautious in the short term," stated O'Brien. "We continue to influence factors within our control and focus on aligning our business model to achieve our goals. With the addition of new products and new management talent including Mark Aslett as President, and Leon Woo as EVP of Engineering, I am confident in our ability to drive further improvements and revitalize sales."

Enterasys' recently-announced Matrix N-Series switching line includes the Matrix N7, the Matrix N3, and the Distributed Forwarding Engine (DFE) modules. The Matrix N7 is a 7-slot modular chassis, the Matrix N3 is a 3-slot modular chassis, and the Distributed Forwarding Engines are a series of high-performance connectivity modules. Powered by Enterasys' distributed switching architecture, the Matrix N-Series offers extensive management capabilities and a unique, high-availability design that delivers superior performance, scalability, and network availability. The advanced features, port density, and ease-of-use of the Matrix N-Series will help enterprise customers to utilize their networks to boost productivity and efficiency while controlling costs. And, because the Distributed Forwarding Engine modules work in Enterasys' current Matrix E7 chassis as well as the new N7 and N3 chassis, the N-Series offers excellent investment protection for both current customers and new customer alike.

CONFERENCE CALL:

Enterasys Networks will host a conference call today at 5:00 pm ET to further discuss these results. The live call may be accessed from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/ . The call will also be available for replay beginning at 8:00 pm ET today and ending May 8, 2003. To access the replay, dial 877-519-4471 and enter pass code 3876945, or visit the investor relations section of Enterasys' website located at http://www.enterasys.com/corporate/ir/

ABOUT ENTERASYS NETWORKS

Enterasys Networks (NYSE: ETS) is a leading worldwide provider of Business-Driven Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and agility benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches and routers, wireless LANs, VPN, network management, and intrusion detection systems (IDS), visit www.enterasys.com.

This press release contains projections and other forward-looking statements regarding the future revenue, cash flows and other financial performance of us or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                                           First Quarter       Fourth Quarter       First Quarter
                                                                               Ended                Ended               Ended
                                                                           March 29, 2003     December 28, 2002     March 30, 2002
                                                                           --------------     -----------------     --------------
Net revenue:
  Product                                                                    $  74,461           $  86,727           $  85,025
  Services                                                                      29,996              34,511              35,741
                                                                             ---------           ---------           ---------
    Total revenue                                                              104,457             121,238             120,766
Cost of revenue:
  Product                                                                       41,537              68,853              62,764
  Services                                                                       9,970              10,090               9,682
                                                                             ---------           ---------           ---------
    Total cost of revenue                                                       51,507              78,943              72,446

      Gross margin                                                              52,950              42,295              48,320

Operating expenses:
  Research and development (a)                                                  19,967              20,031              25,537
  Selling, general and administrative                                           44,668              52,764              65,628
  Amortization of intangible assets                                              1,737               2,177               2,177
  Stock-based compensation                                                          74                 106               1,021
  Special charges                                                                 --                 1,004                --
                                                                             ---------           ---------           ---------
    Total operating expenses                                                    66,446              76,082              94,363
                                                                             ---------           ---------           ---------

       Loss from operations                                                    (13,496)            (33,787)            (46,043)

Interest income, net                                                             1,661               2,146               1,958
Other income (expense), net                                                        291              (4,851)            (15,780)
                                                                             ---------           ---------           ---------
Loss from continuing operations before income taxes                            (11,544)            (36,492)            (59,865)
Income tax expense (benefit)                                                       749              (9,147)            (61,039)
                                                                             ---------           ---------           ---------
Loss from continuing operations                                                (12,293)            (27,345)              1,174

Discontinued operations:
    Loss on disposal (net of tax expense of $0)                                   --                  --               (11,700)
                                                                             ---------           ---------           ---------
        Loss from discontinued operations                                         --                  --               (11,700)

    Net loss                                                                   (12,293)            (27,345)            (10,526)
Accretive dividend and accretion of discount on preferred shares                (2,192)             (3,266)             (3,170)
                                                                             ---------           ---------           ---------
    Net loss available to common shareholders                                $ (14,485)          $ (30,611)          $ (13,696)
                                                                             =========           =========           =========

Basic and diluted loss per common share:
   Loss from continuing operations available to common shareholders          $   (0.07)          $   (0.15)          $   (0.01)
   Loss from discontinued operations                                              --                  --                 (0.06)
                                                                             ---------           ---------           ---------
   Net loss available to common shareholders                                 $   (0.07)          $   (0.15)          $   (0.07)
                                                                             =========           =========           =========

Basic and diluted weighted average number of common
   shares outstanding                                                          202,196             201,888             200,742
                                                                             =========           =========           =========


(a) Excludes non-cash stock-based compensation. For the quarter ended March 29, 2003, quarter ended March 30, 2002 and the quarter ended December 28, 2002, the entire amount of stock-based compensation was related to research and development.

ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                                                     March 29,       December 28,
                                                                                                       2003              2002
                                                                                                     --------          --------
                                    ASSETS
Current assets:
  Cash and cash equivalents                                                                          $111,514          $136,193
  Marketable securities                                                                                33,762            82,853
  Accounts receivable, net                                                                             39,433            41,683
  Inventories, net                                                                                     41,872            44,552
  Income tax receivable                                                                                 6,407            31,916
  Notes receivable                                                                                      3,077             2,500
  Prepaid expenses and other current assets                                                            19,482            20,692
                                                                                                     --------          --------
    Total current assets                                                                              255,547           360,389

Restricted cash, cash equivalents and marketable securities                                            24,630            24,450
Long-term marketable securities                                                                        66,653            69,766
Investments                                                                                            38,520            39,135
Property, plant and equipment, net                                                                     42,567            47,407
Goodwill                                                                                               15,129            15,129
Intangible assets, net                                                                                 20,027            21,764
                                                                                                     --------          --------
    Total assets                                                                                     $463,073          $578,040
                                                                                                     ========          ========

               LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                                   $ 37,252          $ 47,589
  Accrued compensation and benefits                                                                    33,327            30,909
  Other accrued expenses                                                                               46,264            50,477
  Deferred revenue                                                                                     53,511            55,982
  Customer advances and billings in excess of revenues                                                 10,830             7,398
  Income taxes payable                                                                                 46,941            44,935
  Current portion of redeemable convertible preferred stock                                              --              94,800
                                                                                                     --------          --------
    Total current liabilities                                                                         228,125           332,090

Stockholders' equity                                                                                  234,948           245,950
                                                                                                     --------          --------
    Total liabilities, redeemable convertible preferred stock and stockholders' equity               $463,073          $578,040
                                                                                                     ========          ========

ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                                                                          First Quarter     Fourth Quarter     First Quarter
                                                                               Ended            Ended               Ended
                                                                          March 29, 2003   December 28, 2002   March 30, 2002
                                                                          --------------   -----------------   --------------
Cash flows from operating activities:
  Net loss                                                                  $ (12,293)        $ (27,345)        $ (10,526)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Loss from discontinued operations                                            --                --              11,700
    Depreciation and amortization                                               7,707            10,469            11,225
    Provision for losses on accounts receivable                                (1,310)              814            (1,585)
    Provision for excess and obsolete inventory                                 1,936            17,563              --
    Loss on investment write-downs                                                182             6,944               424
    Other non-cash adjustments                                                 (2,680)           (3,519)           14,885
    Changes in current assets and liabilities                                  22,179            29,555           (95,048)
                                                                            ---------         ---------         ---------
      Net cash provided by (used in) operating activities                      15,721            34,481           (68,925)
                                                                            ---------         ---------         ---------
Cash flows from investing activities:
    Capital expenditures                                                       (2,380)           (7,368)           (9,186)
    Other investing activities                                                 52,869           (12,633)           14,794
                                                                            ---------         ---------         ---------
      Net cash provided by (used in) investing activities                      50,489           (20,001)            5,608
                                                                            ---------         ---------         ---------
Cash flows from financing activities:
    Net payments for redemption of Series D and E Preferred Stock             (97,138)             --                --
    Other financing activities                                                  3,862             1,000            17,506
                                                                            ---------         ---------         ---------
      Net cash (used in) provided by financing activities                     (93,276)            1,000            17,506
                                                                            ---------         ---------         ---------
Effect of exchange rate changes on cash                                         2,387             4,430                43
                                                                            ---------         ---------         ---------
Cash flows related to discontinued operations                                    --                --              23,115
                                                                            ---------         ---------         ---------
Net (decrease) increase in cash and cash equivalents                          (24,679)           19,910           (22,653)
Cash and cash equivalents at beginning of period                              136,193           116,283           114,800
                                                                            ---------         ---------         ---------
Cash and cash equivalents at end of period                                  $ 111,514         $ 136,193         $  92,147
                                                                            =========         =========         =========